AMENDMENT TO PRICING SUPPLEMENT

                                                              AMENDMENT NO. 1 TO
AMENDMENT NO. 1 TO PRICING SUPPLEMENT                 PRICING SUPPLEMENT NO. 268
(TO PROSPECTUS DATED SEPTEMBER 17, 2003     REGISTRATION STATEMENT NO. 333-89136
AND PROSPECTUS SUPPLEMENT                                DATED DECEMBER 16, 2005
DATED SEPTEMBER 18, 2003)                                         RULE 424(B)(3)


                                 [ABN AMRO LOGO]
                                    $780,000
                               ABN AMRO BANK N.V.
                           MEDIUM-TERM NOTES, SERIES A

                     FULLY AND UNCONDITIONALLY GUARANTEED BY
                              ABN AMRO HOLDING N.V.
                                ________________

                              YIELD MAGNETSM NOTES
                              DUE DECEMBER 21, 2010
      INTEREST LINKED TO THE VALUE OF A BASKET OF COMMON STOCKS OR ORDINARY
                          SHARES OF FIFTEEN COMPANIES

                                    AMENDMENT

     In the Section of this Pricing Supplement entitled "Taxation - United States Federal Income Taxation", which begins on PS-43, the second paragraph on PS-44 should be amended to read as follows:

               In summary, under the rules that govern the treatment of contingent payment debt instruments, you must account for interest for U.S. federal income tax purposes based on a "comparable yield" and the differences between actual payments on the Securities and the "projected payment schedule" of the Securities as described below. The comparable yield is the yield at which we could issue a fixed rate debt instrument with no contingent payments, but with terms and conditions otherwise similar to those of the Securities, or the applicable federal rate, whichever is greater. The comparable yield as determined by us is 4.52%, compounded annually.









January 27, 2005